                                                                    EXHIBIT 3(i)

-----------------------------------------------------------------------------------------------------------------------------------
                                       MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                                        CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
-----------------------------------------------------------------------------------------------------------------------------------
Date Received                                                          (FOR BUREAU USE ONLY)
                                                        This document is effective on the date filed, unless a subsequent effective
JUL 21 1999                                             date within 90 days after received date is stated in the document.
-----------------------------------------------------


-------------------------------------------------------------------------
-------------------------------------------------------------------------
Name
   Robert J. Krueger                                                                                  FILED
   Honigman Miller Schwartz and Cohn                                                               JUL 21 1999
-------------------------------------------------------------------------
Address                                                                                           Administrator
   2290 First National Building                                                         CORP. SECURITIES & LAND DEV. BUREAU
-------------------------------------------------------------------------
City                     State                        Zip Code
   Detroit,             Michigan                     48226-3583               EFFECTIVE DATE:
-------------------------------------------------------------------------    ------------------------------------------------------
  Document will be returned to the name and  address you enter above.
     If left blank document will be mailed to the registered office.


                                                 RESTATED ARTICLES OF INCORPORATION
                                              FOR USE BY DOMESTIC PROFIT CORPORATIONS
                                    (Please read information and instructions on the last page)


           Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following

Articles:
------------------------------------------------------------------------------------------------------------------------------------

1.  The present name of the corporation is:             Gantos, Inc.

    ---------------------------------------------------------------------------------------------------------------------------
                                                                   ---------------
2.  The identification number assigned by the Bureau is:               133-486
                                                                   ---------------

3.  All former names of the corporation are:  Michael J. Leo, Inc.
                                              Gantos, Inc.
                                              Gantos Stores, Inc.

4.  The date of filing the original Articles of Incorporation was:  November 10, 1952
                                                                    -----------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

      The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
------------------------------------------------------------------------------------------------------------------------------------
The name of the corporation is:  Gantos, Inc.

------------------------------------------------------------------------------------------------------------------------------------

ARTICLE II
------------------------------------------------------------------------------------------------------------------------------------

The purpose or purposes for which the corporation is formed are:  to engage in any activity within the purpose for which corporations may be organized under the Business Corporation Act of Michigan.

------------------------------------------------------------------------------------------------------------------------------------





GOLD SEAL APPEARS ONLY ON ORIGINAL


ARTICLE III
--------------------------------------------------------------------------------
The total authorized shares:

Common shares 20,000,000, par value $0.01 per share Preferred shares 2,000,000, par value $0.01 per share

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         The Board of Directors may cause the corporation to issue preferred shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation.

         Effective as of the close of business on the date of filing these Restated Articles of Incorporation (the "Effective Time"), the filing of these Restated Articles of Incorporation shall effect a reverse stock split on the basis of one new common share for each three then issued and outstanding common shares, while maintaining the number of authorized common shares and preferred shares, and their par values, as set forth in this Article III (the "Reverse Split").

         Immediately as of the Effective Time, and without any action by the holders of outstanding common shares, but subject to the redemption of fractional shares described below, outstanding certificates representing the corporation's common shares shall represent for all purposes, and each common share issued and outstanding immediately before the Effective Time shall automatically be converted into, new common shares in the ratio of three old common shares for one new common share, all by virtue of the Reverse Split and without any action on the part of the holder of such common shares.

         Notwithstanding any of the foregoing to the contrary, no scrip or fractional common shares shall be issued in connection with the Reverse Split. In lieu thereof each record holder of common shares as of the Effective Date who would otherwise have been entitled to receive a fractional new common share shall, upon surrender of such shareholder's certificates representing pre-split common shares, have the post-split common shares to which they are entitled rounded to the nearest whole share and receive either a whole common share or nothing in lieu of their fractional post-split common share. As of the Effective Time such fractional shares shall no longer represent equity interests in the corporation, and shall not be entitled to any voting, dividend or other shareholder rights; rather, they shall represent only the right to receive the common shares, if any, described in this paragraph.

--------------------------------------------------------------------------------


ARTICLE IV
--------------------------------------------------------------------------------
1.       The address of the registered office is:

         3366 Kraft S.E.,                  Grand Rapids, Michigan       49588
--------------------------------------------------------              ----------
         (Street Address)                        (City)               (ZIP Code)

2. The mailing address of the registered office, if different than above:

                                                         Michigan
--------------------------------------------------------              ----------
         (Street Address or P.O. Box)            (City)               (ZIP Code)

3.       The name of the current resident agent is:   Arlene H. Stern
                                                   -----------------------------

--------------------------------------------------------------------------------


ARTICLE V
--------------------------------------------------------------------------------
         Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

--------------------------------------------------------------------------------

ARTICLE VI
--------------------------------------------------------------------------------
         1. No action by written consent of shareholders under Article V shall be effective unless the proposed action will have been approved by the Board of Directors before the consent of shareholders is executed.

         2. Pursuant to Sections 783 and 784(1)(b) of the Michigan Business Corporation Act, the corporation expressly elects not to be governed by Chapter 7A of the Michigan Business Corporation Act, being Sections 775 through 784 of the Michigan Business Corporation Act; provided that the corporation's Board of Directors may terminate this election in whole or in part by action of the majority of directors then in office.

--------------------------------------------------------------------------------

ARTICLE VII
--------------------------------------------------------------------------------
         To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation. Any repeal or modification of this Article VII shall not adversely affect any right or protection of any director of the corporation existing immediately prior to, or for, or with respect to, any acts or omissions occurring before, such repeal or modification.

--------------------------------------------------------------------------------

ARTICLE VIII
--------------------------------------------------------------------------------
         The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than three or more than fifteen directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1996 Annual Meeting of Shareholders, Class I directors shall be elected for a three-year term. At each succeeding annual meeting of shareholders, commencing in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly-created directorships are filled by the Board, the additional directors shall be classified as provided by the Board.

         A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors may be filled by only by the Board by an affirmative vote of a
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
majority of the directors then in office. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify. A director or the entire Board of Directors may be removed only for cause, including total and permanent disability, fraud, criminal conduct, gross abuse of office amounting to a breach of trust or similar conduct.

         Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred shares or series thereof issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Restated Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article.

         This Article VIII may not be amended by written consent of the corporation's shareholders under Article V and may only be amended by the affirmative vote of holders of 80% of the outstanding common shares of the corporation, in addition to the vote otherwise required by the Michigan Business Corporation Act.

--------------------------------------------------------------------------------

ARTICLE IX
--------------------------------------------------------------------------------
         The shareholders of the corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent provided by agreement between the corporation and one or more shareholders.

--------------------------------------------------------------------------------

ARTICLE X
--------------------------------------------------------------------------------
To the extent required by section 1123(a) of the United States Bankruptcy Code, the corporation shall not issue nonvoting equity securities.

--------------------------------------------------------------------------------


                                    (Additional provisions, if any, may be inserted here: attach additional pages if needed.)
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

 5. COMPLETE SECTION(a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST
    MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION(b). DO NOT COMPLETE BOTH.
    ------------------------------------------------------------------------------------------------------------------------------

    a. [ ] These Restated Articles of Incorporation were duly adopted on the _____ day of _____, 19_____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the
           Board of Directors.

                 Signed this _____ day of _____, 19 _____.

   ---------------------------------------------------------    ----------------------------------------------------------


   ---------------------------------------------------------    ----------------------------------------------------------
                               (Signature of Incorporators, Type or Print Name under Each Signature)
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------

    b. [X] These Restated Articles of Incorporation were duly adopted on the 22nd day of June, 1999 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

       [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

       [X] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these
           Restated Articles.

       [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

       [ ] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

                   Signed this _____ day of July 14, 1999


                   By  /s/ ARLENE M. STERN
                       -----------------------------------------------------------------------------------------
                                           (Signature of an authorized officer or agent)

                       Arlene H. Stern, President
                       -----------------------------------------------------------------------------------------
                                                        (Type or Print Name)
    ------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
GOLD SEAL APPEARS ONLY ON ORIGINAL
